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                                                                  EXHIBIT 99.2


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                         Lehman Brothers Holdings Inc.
                        Selected Statistical Information
                          (Preliminary and Unaudited)


                                                                       Lehman
                                                                     Businesses
                                                                     ----------
                                           6/30/94       3/31/94       6/30/93
                                           -------       -------       -------
Balance Sheet (Dollars in Millions)
Total Assets (a)                          $119,000      $112,277      $105,495
Total Assets Excluding Matched Book (b)     75,000        71,147        60,423
Common Stockholders' Equity                  2,601         1,275         1,224
Total Stockholders' Equity                   3,310         2,033         1,982
Total Capital (long-term debt plus
 stockholders' equity)                      13,877        12,608        10,694


Financial Ratios (for the 3 months
  ended)
Book Value per Common Share                 $24.64           N/A           N/A
Return on Equity (%)                           2.8           N/A           N/A
Pretax Operating Margin (%)                    7.0          10.4          18.0
Compensation & Benefits/Net
  Revenues (%) (c)                            52.3          53.1          53.3
Effective Tax Rate (%) (d)                    34.6            38          41.1

Other Data (#s)
Common Stock Outstanding               105,557,170           N/A           N/A
Employees                                    8,948         9,292           N/A

(a) Reflects the FIN 39 adjustment to reported assets of $85.3 billion at June 30, 1993.
(b)  Matched book defined as securities purchased under agreements to resell.
(c) For the period ended March 31, 1994, compensation expense excludes the severance charge of $33 million.
(d) For the period ended June 30, 1994, the actual tax rate was 41.6%, reflecting the non-deductibility of certain spin-off expenses.




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